UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/11/2005

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 11, 2005, Mark A. Kerschner was elected Chief Financial Officer of CDI Corp. He also holds the titles of Executive Vice President and Treasurer of the company.

Mr. Kerschner, age 51, was formerly (from 2004 to 2005) Vice President and Assistant Controller of Schering-Plough Corporation (a global company based in Kenilworth, NJ which develops, manufactures and markets prescription and consumer health products). From 2001 to 2004, Mr. Kerschner served as Chief Financial Officer of Elemica, Inc. (a network created by the global chemical industry to facilitate the purchase and sale of chemicals, headquartered in Wayne, PA). From 1995 to 2001, Mr. Kerschner was Senior Vice President and Treasurer of BASF Corporation (a global chemical company with U.S. headquarters in New Jersey).

A summary of the material terms of Mr. Kerschner's employment agreement can be found in the Form 8-K filed by CDI Corp. on September 12, 2005. A copy of his employment agreement was attached as Exhibit 10.b. to the Form 10-Q filed by CDI Corp. on November 8, 2005.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: November 16, 2005	By:	/s/ Joseph R. Seiders
Joseph R. Seiders
Senior Vice President and General Counsel